                                                                   Exhibit 10.21

                         DEED OF INDEMNITY AND EXEMPTION

1.   GENERAL

     1.1. We hereby inform you that in accordance with the decision of the audit committee and the board of directors of SCOPE METAL TRADING &
          TECHNICAL SERVICES LTD. (the Company), of 7.4.04, and in accordance with the resolution of the general meeting of the company of 30.4.04
          (hereinafter: "the determining date") it was decided to exempt office holders in the Company, including office holders who are holders of control in the Company (hereinafter: 'THE OFFICE HOLDERS') from liability in respect of breaches of their duty of care to the Company as specified in this deed of indemnity and this exemption below
          (hereinafter: 'THIS DEED'), and also to give an undertaking to the
          Office Holders, that the Company shall indemnify each one of them in respect of liability or expense, as specified in this deed below, which shall be imposed upon him as a result of an act which he carried out by virtue of his being a office holder in the Company.

     1.2  The expressions which have not been defined in this deed shall have the meaning which is accorded to them in the Companies Law, 5759 -
          1999 (hereinafter: 'THE COMPANIES LAW') unless the context of the matters shall require otherwise.

2.   EXEMPTION FROM LIABILITY

     The Company exempts you in advance, subject to the provisions of any law, from any liability as towards it, for any damage which was caused and/or which shall be caused by you to the Company as a consequence of breach of the duty of care which you have towards it (including damages as mentioned which were caused as a result of acts which were carried out prior to the time of the signature of this deed).

3.   UNDERTAKING FOR INDEMNITY

     Subject to the provisions of this deed and the provisions of any law, the
     Company hereby undertakes to you to indemnify you in respect of any liability and/or expense as specified in clause 4.1 below, which shall be imposed upon you as a result of an act which you have carried out and/or which you shall carry out in the Company and/or in a subsidiary company and/or in an affiliated company (per its definition in the Securities Law,
     5728 - 1968) and/or in an allied company (hereinafter in this deed, subsidiary company and/or affiliated company and/or allied company:
     ('ALLIED

     COMPANY'), including acts which were carried out by you prior to the time of the signature of this deed, by virtue of your being an office holder in the Company, and provided that the said acts are related, directly and/or indirectly with one (or more) of the categories of the occurrences which are specified in clause 6 below.

4.   THE LIABILITIES AND THE EXPENSES TO WHICH THE INDEMNITY SHALL APPLY

     4.1  The indemnity in accordance with this deed shall apply solely and exclusively in respect of a liability and/or expenses as follows:

          4.1.1. A financial liability which shall be imposed upon you in favour of some other person in accordance with a judgement, including a judgement which is issued in a compromise settlement or the decision of an arbitrator which has been approved by the court.

          4.1.2  Reasonable litigation expenses, including lawyers professional fees, which you expended or which have been imposed upon you by the court, in proceedings which have been submitted against you by the Company or on its behalf or by some other person, or in a criminal prosecution from which you have been acquitted, or in a criminal prosecution in which you have been convicted - in an offence which does not require proof of criminal intent.

     4.2  It is hereby made explicitly clear that the indemnity and also the exemption from liability in accordance with this deed shall not apply in the following cases:

          4.2.1  Breach of the duty of trust, save in cases in which you acted in good faith and you had reasonable grounds to assume that the act would not prejudice the welfare of the Company;

          4.2.2  Breach of the duty of care which was carried out deliberately or impulsively;

          4.2.3  An act carried out with the intention of unlawfully producing personal profit;

          4.2.4  A fine or a forfeiture which shall have been imposed upon you.

     4.3  In a case in which you shall receive indemnity from the insurer of a insurance policy of office holders of the Company (hereinafter: 'THE
          INSURER') in respect of the matter which is the subject of the indemnity, the indemnity shall be given by the Company in the amount of the difference between the amount of the monetary liability which has been imposed upon the holder of the office and/or the expenses of the litigation which have been expended by the holder of the office or for

          which he has been obligated, as mentioned in clause 4.1 above, and the amount which has been received from the insurer in respect of such matter, and provided that the amount of the indemnity in which the
          Company shall be obligated as mentioned shall not exceed the maximum amount of the indemnity (per its definition below).

5.   THE MAXIMUM AMOUNT OF THE INDEMNITY

     5.1  The amount of the indemnity which the Company shall pay (including amounts which shall be received by the office holders from the insurance companies, in the event that they shall be received, in the framework of insurances which the Company acquired, in the event that it did acquire) to all the office holders, cumulatively, in accordance with the deeds of indemnity and exemption to the office holders, shall not exceed the amount which is equivalent to the rate of 25% of the equity of the Company (in consolidation) in accordance with the latest financial reports of the Company which were published prior to the actual making of the payment of the indemnity: hereinafter :'THE
          MAXIMUM AMOUNT OF THE INDEMNITY').

     5.2  In the event and to such extent that the total of the amounts of the indemnity which the Company shall be required to pay shall exceed the maximum amount of the indemnity or the balance of the maximum amount of the indemnity (as shall exist at such time), the maximum amount of the indemnity or the balance thereof, as the case may be, shall be divided between the office holders who shall be entitled to indemnity, in the manner that the amount of the indemnity which each one of the office holders shall actually receive shall be calculated in accordance with the proportion between the amount of the indemnity which shall be due in respect of the liabilities and/or the expenses which he is obliged to bear as a result of the legal proceedings and the amount of the indemnity which shall be due to all of the said office holders, in respect of the liabilities and/or the expenses which he is obliged to bear as a result of the legal proceedings and the amount of the indemnity which shall be due in the future to all of the said office holders in respect of the liabilities and/or the expenses which they must bear as the result of the legal proceedings, cumulatively in respect of such occurrence.

6.   THE OCCURRENCES TO WHICH THE INDEMNITY SHALL APPLY

     The indemnity in accordance with this Deed shall apply to a liability and/or an expense as mentioned above which arise from one (or more) of the occurrences which are specified below:

     6.1  An offer and/or an issue of securities of the Company and/or of an allied company in Israel and/or outside of Israel to the public and/or to individuals, in accordance with a prospectus and/or a private issue, including the details which shall be included in documents for the execution of that which is stated above;

     6.2  Acts and/or reports which derive from the Company and/or an allied company and/or in the event that they shall be the Company and/or an allied company in the future, a public company the shares of which have been issued to the public and traded on the Stock Exchange in
          Israel and/or on a stock exchange outside of Israel;

     6.3  Acts and/or resolutions which are connected with the carrying out of investments in the Company and/or in a subsidiary company and/or in allied companies and/or for the acquisition of assets, including the acquisition of companies and/or businesses and/or investments in companies and/or an investment of monies in traded securities and/or in any other form, and/or the sale of assets and/or the sale of holdings in allied companies;

     6.4  Occurrences which are connected with the terms of the employment of employees and with employee-employer relations, including and without prejudice to the advancement of employees, dealing with financing arrangements, insurance funds, options and other benefits to employees in the Company and/or in an allied company;

     6.5  Decisions and/or acts which are connected with the engagements of the
          Company and/or a company which is connected with others, and/or between themselves (including with customers, suppliers, contractors and so forth);

     6.6  Acts and/or resolutions which are connected with allied companies, including resolutions and/or acts as office holders in the Company and/or in allied companies;

     6.7  Acts and/or resolutions which are connected to the distribution of dividend in the Company and/or in an allied company and/or the acquisition of the shares of the Company;

     6.8  An act and/or a resolution which is connected to the issue of an opinion in a tender offer or any other act which is connected with and/or which relates to a tender offer in the Company and/or in an allied company;

     6.9  An act and/or a resolution which is connected with alteration of structure in the Company and/or in an allied company or reorganisation or any resolution in relation to them, including, but without derogating from the generality of that which is stated above, amalgamation, splitting, alteration in the capital of the Company, the dissolution of companies or the sale thereof, allotment or distribution;

     6.10 Any legal proceedings whether in Israel or outside of Israel, in matters which are connected, directly or indirectly, to business restrictions and including binding arrangements, mergers and monopolies in the Company and/or in an allied company;

     6.11 Any act which has led to the absence of the making of proper insurance arrangements by the Company;

     6.12 An act and/or a resolution which is connected with the approval of transactions with office holders and/or with a holder of control in the Company and/or in an allied company;

     6.13 Any act which has caused bodily damage, illness, death, damage to property including the loss of the use thereof.

7.   THE HANDLING OF A CLAIM

     In every matter in respect of which you are likely to be entitled to indemnity in accordance with this Deed, the following provisions shall apply:

     7.1  You shall inform the Company in writing of any legal proceedings which have been commenced against you and of every apprehension and/or threat that legal proceedings shall be submitted against you and of circumstances which have been brought to your notice which are likely to lead to the submission of legal proceedings against you
          (hereinafter: 'THE PROCEEDINGS'), and this as soon as possible following your first becoming aware thereof, and you shall submit without delay to the Company, or to whoever shall be determined by the
          Company, a copy of every document which shall be delivered to you in connection with the proceedings.

     7.2  You shall fully collaborate with the Company and with whoever shall be determined by the Company, including with the insurer, and you shall deliver all information which shall be required in connection with the proceedings and you shall also fulfil the remainder of the provisions of the insurance policy of the office holders of the Company (as there shall be at such time) in connection with defence in the proceedings.

     7.3  The Company shall itself be entitled to undertake the handling of your legal defence against the proceedings and to deliver the defence for the

          conduct by an attorney whose identity shall be determined by the
          Company, in accordance with its discretion, and whilst taking into account the obligations of the Company in accordance with the insurance policy of the office holders and the possibility of the appointment of a lawyer on behalf of the insurer (hereinafter: 'THE
          COUNSEL OF THE COMPANY').

     7.4  Notwithstanding that which is stated in clause 7.3 above, you shall be entitled to object to your representation by the Counsel of the
          Company for reasonable grounds and/or in circumstances where in your opinion and/or in the opinion of the Counsel of the Company a conflict of interest exists between your defence and the defence of the
          Company.

     7.5  In the event that within fourteen days of the receipt of notice as mentioned in clause 7.1 above, the Company and the insurer shall not have undertaken the handling of your defence against the proceedings, or in the event that you or the Counsel of the Company have objected to you being defended by the Counsel of the Company in the circumstances which are mentioned in clause 7.4 above, you shall be entitled to submit the handling of the defence to the lawyer who you shall have chosen for yourself (hereinafter: 'THE OTHER COUNSEL'), and provided that the amount of the professional fees which shall be paid to the Other Counsel shall require the approval of the audit committee of the Company which shall investigate the reasonableness thereof. It is agreed that the professional fees which shall have been agreed with the Counsel of the Company shall be deemed to be a reasonable basis for the examination of the professional fees of the other counsel. You shall be afforded the opportunity to appear and to claim before the audit committee, and the audit committee shall give grounds for its decision. You shall be entitled to appeal against the decision of the audit committee before the board of directors and you shall be afforded the opportunity to appear and to plead before the board of directors. In the event that the total amount of the professional fees which is sought shall not be approved, and you have decided not to surrender the services of the Other Counsel, you shall be entitled -
          in the event that you shall so desire - to receive from the Company the amount of the reasonable professional fees which has been approved for you, and the balance shall be paid by yourself and at your cost.

     7.6  Notwithstanding all that is stated in clauses 7.4 and 7.5 above, in the event that the insurance policy of the office holders applies to the matter, the Company shall act in accordance with the provisions of the said policy in everything which is connected with differences of opinion with the insurer with regard to the identity of the representing attorney in accordance with the provisions of the policy in the event that the submission of the handling to the other counsel in the circumstances of the matter shall facilitate the insurer being released from its liability or shall facilitate the lessening of its liability, and the provisions of the policy shall prevail in this matter over any agreement between yourself and the Company, but the Company shall make every reasonable effort in the framework of whatever is possible in accordance with the policy to respect your wish.

     7.7  In the event that the Company shall have decided to undertake the handling of the defence against the proceedings and you shall not have objected thereto in the circumstances which are mentioned in clause
          7.4. above, you shall, at the request of the Company, sign upon a power of attorney which shall empower the Company (as also the Counsel of the Company), to handle on your behalf the defence against the proceedings and to represent you in everything which is connected with this defence, and the Company and the Counsel of the Company shall be entitled to handle the defence, as stated, exclusively (but whilst reporting to you continuously thereupon, and they shall be entitled to bring the proceedings to an end, as they shall deem to be correct, and this subject to that which is stated in clause 7.15 below.

     7.8  You shall collaborate with the Company and with the Counsel of the
          Company in every reasonable manner which shall be required by any of them in the framework of the handling of the defence in connection with the proceedings, including the signature of applications, declarations, and every other document.

     7.9  In the event that the Company shall have decided to undertake the handling of the defence against the proceedings and you shall not have objected thereto in the circumstances which are mentioned in clause
          7.4 above, the Company shall continuously bear all the expenses and the payments which shall be connected therewith up to the limit of the amount of the maximum indemnity (subject to the provisions of clause
          5.2 above), in the manner that you shall not be required to pay same or to finance same yourself, and the Company shall not obligate you in accordance with this Deed in respect of all the legal expenses including the professional fees of the lawyers, which it shall expend for defence against the proceedings.

     7.10 In accordance with your request, the Company shall pay to you as an advance, the amount (or the amounts) which are required by you to cover the reasonable expenses for which you are going to be obligated and/or are actually obligated, including lawyers professional fees, and this as they shall be assessed by it and at the times which shall be determined by it, and with regard to which you are entitled to indemnity in accordance with this deed, and provided that the amount of these sums shall not exceed the maximum amount of the indemnity
          (subject to the provisions of clause 5.2 above).

     7.11 In the event that the Company shall have paid any amount to you by virtue

          of this deed, whether as a payment in advance or in some other manner and it shall subsequently evolve that you are obliged to repay same, in its entirety or in part, because you were not entitled to indemnity, for any reason whatsoever, you shall return same to the
          Company with it bearing linkage differences to the consumer prices index (as published from time to time by the Central Bureau of
          Research and Statistics and also interest at the rate which has been determined by the Minister of Finance, with the approval of the
          Finance Committee of the Knesset for the purpose of clause 3(i) of the
          Income Tax Ordinance (New Version), 5721 - 1961.

     7.12 In the event that the Company shall have paid you any amount by virtue of this deed, and subsequently the liability in respect of which the amount was paid shall have been annulled or the amount thereof shall have fallen for any reason whatsoever, you shall assign to the Company the entirety of your rights to the return of the amount from the plaintiff in the proceedings and you shall do everything which is necessary in order that this assignment shall be valid and the Company shall be able to exercise same, and when you shall have done this -
          you shall be exempted from the obligation of return of the amount in respect of which the right to the return has been assigned. In the event that you shall not have done this - you shall be obliged to return the amount to the Company, or part thereof, as the case may be, together with linkage differences and interest at the rates and for the period in respect of which you shall be entitled to the return of the amount from the plaintiff.

     7.13 In the event that the counsel of the Company shall have represented both the Company and yourself in the proceedings, and subsequently it shall evolve that you were not entitled to indemnity, for any reason whatsoever, and a dispute shall have arisen with regard to your obligation to return legal expenses or with regard to the amounts of the refund, the dispute shall be submitted for the decision of an arbitrator who shall be agreed upon between yourself and the Company in accordance with the practice which is specified in clause 7.14 below. The Company shall bear the expenses of the arbitration, including the professional fees of the lawyers, unless the arbitrator shall determine in his decision that you made use of the arbitration proceedings other than in good faith.

     7.14 By signing upon this deed, you undertake to do everything within your power, in the framework of the law, in order to minimise to such extent as is possible the amount of the indemnity to which you shall be entitled. You shall not agree to the arranging of a compromise settlement and/or to the transfer of the proceedings for resolution by arbitration, unless the Company shall have agreed thereto, in advance and in writing, and in the event that the agreement of the insurer shall be required, then the agreement of the insurer shall also be obtained. The Company shall not agree to the arranging of a compromise settlement unless the compromise

          settlement agreement shall not expose the Company and/or the office holders to additional claims on the part of the plaintiff or the plaintiffs, and also that there shall be no admission in the agreement and/or recognition of the liability of the office holders to the causes of the subject matter of the proceedings. The Company shall bring to the knowledge of the office holders the details of the compromise agreement. In the event that a dispute shall arise between the Company and the holder or the office holders in the question of whether the compromise agreement accords with the provisions of this clause, the dispute shall be submitted for expeditious resolution before an arbitrator who shall be appointed in accordance with the demand of the Company or a office holder. The arbitrator shall be appointed by the agreement of the parties within seven days of the day of the demand of one of the parties for the submission of the dispute for the resolution of an arbitrator, and in the event that the agreement of the parties shall not have been obtained in connection with the identity of the arbitrator, the identity of the arbitrator
          (who shall be a judge of the District Court in retirement or a judge of the Supreme Court in retirement) shall be determined by the chairman of the Chamber of Advocates in Israel. The Company shall bear the expenses of the arbitration including the professional fees of the lawyers, unless the arbitrator shall determine in his decision that a office holder has made use of the arbitration proceedings other than in good faith.

     7.15 The Company, as also the Counsel of the Company, shall not agree to the arrangement of a compromise settlement the amount of which exceeds the amount of the indemnity to which you shall be entitled, except with your agreement in advance in writing, and in the event that the agreement of the insurer shall be necessary - also with the agreement in advance of the insurer.

     7.16 In the event that you shall seek to appeal against the decision of the legal forum in the proceedings, you shall be obliged to obtain the approval in advance and in writing thereto of the Company. The Company shall be entitled to refuse your request as mentioned solely for considerations of relevance which relate to the occurrence.

8.   VALIDITY OF UNDERTAKING

     8.1  The undertaking to indemnify in accordance with the provisions of this deed shall be valid both in relation to proceedings which shall be instituted against you during the course of your work or your holding of office and also in relation to proceedings which shall be instituted against you after the time of the termination of your work or your holding of office, and provided that they relate to acts which were carried out by you from the time of your appointment as a office holder in the Company, during or

          consequent to your being a office holder or as a result thereof. The undertaking for indemnity shall also accrue to your successors and/or those taking your place in accordance with the law.

     8.2  The Company shall not be required to make payment in accordance with this deed, of monies which you shall actually be paid to you or for you or in your stead, in any manner whatsoever, in the framework of insurance which the Company has acquired or in the framework of insurance which a company under the control of the Company has acquired or a company has acquired which is connected with the Company
          (in the event that you hold office therein as a office holder in accordance with the request of the Company) or an undertaking for any indemnity of a company which is under the control of the Company or of a connected company or some other party other than the Company.

     8.3  Nothing in this deed has the effect of annulling or of derogating from, or waiving any other indemnity to which the holder of an office is entitled from any other source in accordance with the provisions of any law and/or in accordance with any other undertaking.

     8.4  Nothing in this deed has the effect of restricting the Company or of preventing it from giving to you an additional and special indemnity or additional and special indemnities, and provided that this shall not have the effect of derogating from or prejudicing the undertakings for indemnity forming the subject matter of this deed.

     8.5  Nothing in this deed has the effect of restricting the Company or preventing it from increasing the maximum amount of the indemnity in respect of the occurrences forming the subject matter of the indemnity, and provided that the resolution as mentioned shall be passed in accordance with the provisions of every law.

     8.6  The undertakings of the Company in accordance with this deed shall be construed extensively and in the manner which is designated for their fulfilment, to such extent as is permissible in accordance with the law, for the fulfilment of the purpose for which they are intended. In the event of a contradiction between any provision in this deed and a provision of the law which cannot be subjected to condition, which cannot be altered or which cannot be supplemented, the said provision of the law shall take precedence, but this shall not have the effect of prejudicing or derogating from the validity of the remainder of the provisions in this deed.

     8.7  This deed does not constitute a contract for the benefit of a third party and it is not assignable.

     8.8  It is hereby agreed that the court which has the jurisdiction to deal with

          disputes and/or differences of opinion in anything which is connected with this deed, is solely the court having jurisdiction in Tel Aviv -
          Jaffa. The laws of the State of Israel shall exclusively apply to this deed.

9.   MAKING OF THE PAYMENT

     9.1  Value added tax, in the event that it shall apply, shall be added to every payment which shall be made to you in accordance with this deed.

     9.2  Every payment which the Company must make in accordance with this deed shall be made by it within 30 days of the day that it is demanded.

                                        Yours truly,

                                        Scoop Metals Trading and
                                        Technical Services Ltd.